Exhibit 99.1

REVOCABLE PROXY

The undersigned holder of common stock acknowledges receipt of the Notice of Special Meeting of Shareholders of North State National Bank, Chico, California, to be held on the      day of             , 2003, at      p.m., local time, at the offices of North State at 525 Salem Street, Chico, California 95928, and the accompanying prospectus/proxy statement dated             , 2003, and revoking any proxy heretofore given, hereby constitutes and appoints              and             , and each of them, with full power of substitution, as attorney and proxy to appear and vote all of the shares of common stock of North State National Bank standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of the Shareholders of North State to be held on the      day of             , 2003, at      p.m., local time, at the offices of North State at 525 Salem Street, Chico, California 95928 or at any adjournments thereof, upon the following items as set forth in the Notice of Special Meeting and more fully described in the prospectus/ proxy statement.

1.    Proposal One: The Merger.  To approve an Acquisition Agreement and Plan of Merger dated October 3, 2002, among TriCo Bancshares, Tri Counties Bank, a wholly owned subsidiary of TriCo, and North State and a related merger agreement between North State and Tri Counties Bank.

         FOR                      AGAINST                      ABSTAIN

2.    Other Business:    The proxyholders are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof.

         FOR                      AGAINST                      ABSTAIN

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE ACQUISITION AGREEMENT. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO NORTH STATE, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ACQUISITION AGREEMENT. IF OTHER BUSINESS IS PRESENTED, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXYHOLDERS.

SHAREHOLDER(S)

(Signature)

(Signature)

(No. of Common Shares)

Date , 2003
I/We do or do not expect to attend this meeting.

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

To assure a quorum, you are urged to date and sign this proxy and mail it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.